UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

BERND F. KESSLER

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Elliott Associates, L.P. and Elliott International, L.P., together with the other participants in such proxy solicitation (collectively, “Elliott”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of four highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation (the “Company”).

Item 1: On March 24, 2017, Elliott issued the following advertisements:

LinkedIn:

Vote-buying deal revealed? Arconic’s overpaid CEO, who resigned from his previous job under an ethical cloud, appears to have shown bad judgment again. Read our letter to employees laying out the facts here: https://lnkd.in/dCFZtii

After a string of bad decisions, such as overpaying for fancy real estate and extravagant, unnecessary marketing, Arconic’s latest misstep makes clear that change is needed. Check out the troubling new revelations at Arconic by reading our letter to employees here: https://lnkd.in/dCFZtii

Are you an Arconic employee? Management is not giving you all the facts about a recently revealed vote-buying deal. Read our letter to employees here: https://lnkd.in/dCFZtii

Are you an Alcoan? An out-of-touch CEO continues to squander the proud tradition you built. Read our letter to employees, get the facts and take action here: https://lnkd.in/dCFZtii

Facebook:

Did an overpaid, underperforming CEO, who already resigned from his previous job under an ethical cloud, demonstrate bad judgment again? Check out the troubling new revelations at Arconic, and learn how you can bring back accountability and increase shareholder value here: http://newarconic.com/arconic-buy-votes/

Vote-buying deal revealed? After a string of bad decisions, such as overpaying for real estate and extravagant, unnecessary marketing, Arconic’s latest misstep makes clear that change is needed. Sign our petition urging the Board to bring accountability to the boardroom and realize the value of a great company here: http://newarconic.com/arconic-buy-votes/

Are you an Arconic shareholder? A troubling revelation shows how management tried to protect itself at your expense. Take action by adding your name to our petition and set a new direction for a promising company here: http://newarconic.com/arconic-buy-votes/

Are you an Alcoan? An out-of-touch CEO continues to squander the proud tradition you built. His latest bad deal is the final straw. Get the facts and take action here: http://newarconic.com/arconic-buy-votes/

Twitter:

Did an overpaid CEO break the rules to protect his own job? Hold him accountable – sign our petition today. http://newarconic.com/arconic-buy-votes/

Vote-buying revealed: Bring accountability to the board, restore the value of a great company, sign our petition: http://newarconic.com/arconic-buy-votes/

Arconic shareholder? Management made yet another mistake that squandered value. A chance for a new direction: http://newarconic.com/arconic-buy-votes/

Are you an Alcoan? Frustrated with an underperforming CEO squandering the tradition you built? Get the facts! http://newarconic.com/arconic-buy-votes/

The image below was used in the above advertisements:

 Item 2: On March 24, 2017, the following materials were posted by Elliott to www.NewArconic.com: